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                                                                    EXHIBIT 12.1


                                                                        NEWCASTLE INVESTMENT CORP.
                                                                    RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                                     Period from
                                               Six Months                     Year Ended December 31,                May 11, 1998
                                                  Ended       ----------------------------------------------------        to
                                              June 30, 2003      2002          2001          2000           1999     Dec 31, 1998
                                              -------------      ----          ----          ----           ----     ------------
Income (loss) before equity in earnings
  of unconsolidated subsidiaries               $  24,184      $  30,611     $  33,293     $  34,019      $   7,693    $ (2,019)

Fixed charges, as defined, included above         34,778         49,527        35,863        36,897         19,741           -

Distributed income of equity investees                 -          1,764         3,949             -              -           -
                                           ---------------------------------------------------------------------------------------
Earnings, as defined                           $  58,962      $  81,902     $  73,105     $  70,916      $  27,434     $ (2,019)

Fixed charges, as defined (A)                  $  34,778      $  49,527     $  35,863     $  36,897      $  19,741     $      -
                                           ---------------------------------------------------------------------------------------

Ratio of Earnings to Fixed Charges                  1.70           1.65          2.04          1.92           1.39          N/A
                                           =======================================================================================


(A) Fixed charges, as defined:
Interest expense                               $  34,778      $  49,527     $  35,863     $  36,897      $  19,741    $        -
                                           ---------------------------------------------------------------------------------------

Fixed charges, as defined                      $  34,778      $  49,527     $  35,863     $  36,897      $  19,741    $        -
                                           =======================================================================================



                                                    NEWCASTLE INVESTMENT CORP.
                                            RATIO OF EARNINGS TO COMBINED FIXED CHARGES

                                                                                                                     Period from
                                               Six Months                     Year Ended December 31,                May 11, 1998
                                                  Ended       ----------------------------------------------------        to
                                              June 30, 2003      2002          2001          2000           1999     Dec 31, 1998
                                              -------------      ----          ----          ----           ----     ------------
Income (loss) before equity in earnings
  of unconsolidated subsidiaries               $  24,184      $  30,611     $  33,293     $  34,019      $   7,693    $ (2,019)

Fixed charges, as defined, included above         34,778         49,527        35,863        36,897         19,741           -

Distributed income of equity investees                 -          1,764         3,949             -              -           -



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

                                           ---------------------------------------------------------------------------------------
Earnings, as defined                           $  58,962      $  81,902     $  73,105     $  70,916      $  27,434    $ (2,019)

Combined Fixed Charges and Preferred
  Share Dividends(B)                           $  36,505      $  50,689     $  38,403     $  38,981      $  19,741    $       -
                                           ---------------------------------------------------------------------------------------

Ratio of Earnings to Combined Fixed Charges
  and Preferred Share Dividends                     1.62           1.62          1.90          1.82           1.39          N/A
                                           =======================================================================================


(B) Combined Fixed Charges and Preferred
  Share Dividends
Fixed Charges
  Interest expense                             $  34,778      $  49,527     $  35,863     $  36,897      $  19,741    $       -
Preferred dividends and related accretion          1,727          1,162         2,540         2,084              -            -
                                           ---------------------------------------------------------------------------------------

Combined Fixed Charges and Preferred
  Share Dividends                              $  36,505      $  50,689     $  38,403     $  38,981      $  19,741    $       -
                                           =======================================================================================

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